EXHIBIT 10.5

GUARANTY SUPPLEMENT

December 17, 2020

To the Holders of the Series A-1, A-2 and A-3, (each, as hereinafter defined) of STERIS Corporation (the “Company”)

Ladies and Gentlemen:

    WHEREAS, in order to refinance certain debt and for general corporate purposes, the Company entered into that certain Amended and Restated Note Purchase Agreement, dated as of March 5, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), between the Company and each of the purchasers party thereto providing for, inter alia, the issue and sale by the Company of (a) $125,000,000 aggregate principal amount of 3.45% Senior Notes, Series A-1, due May 14, 2025 (the “Series A-1 Notes”), (b) $125,000,000 aggregate principal amount of 3.55% Senior Notes, Series A-2, due May 14, 2027 (the “Series A-2 Notes”) and (c) $100,000,000 aggregate principal amount of 3.70% Senior Notes, Series A-3, due May 14, 2030 (the “Series A-3 Notes”; the Series A-1 Notes, the Series A-2 Notes and the Series A-3 Notes are hereinafter referred to as the “Notes”; the holders of such notes, the “Holders”).

WHEREAS, as a condition precedent to the closing of the Note Purchase Agreement, the Holders required that certain affiliates of the Company enter into an Affiliate Guaranty as security for the Notes (the “Guaranty”).

Pursuant to Section 9.7 of the Note Purchase Agreement, the Company has agreed to cause the undersigned, KS Apollo Holdings Inc., a Delaware corporation (“KS HoldCo”), KS Apollo LLC, a Delaware limited liability company (“KS Apollo”) and Key Surgical LLC, a Delaware limited liability company (“Key Surgical” and, together with KS HoldCo and KS Apollo, the “Additional Guarantors”), to join in the Guaranty. In accordance with the requirements of the Guaranty, the Additional Guarantors desire to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty so that at all times from and after the date hereof, the Additional Guarantors shall be jointly and severally liable as set forth in the Guaranty for the obligations of the Company under the Note Purchase Agreement and Notes to the extent and in the manner set forth in the Guaranty.

     The undersigned is the duly elected President of the Additional Guarantors and is duly authorized to execute and deliver this Guaranty Supplement to each of you. The execution by the undersigned of this Guaranty Supplement shall evidence their consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty and by such execution the Additional Guarantors shall be deemed to have made in favor of the Holders the representations and warranties set forth in Sections 5.1, 5.2, 5.6 and 5.7 of the Guaranty.

Upon execution of this Guaranty Supplement, the Guaranty shall be deemed to be amended as set forth above. Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty without making specific reference to the Guaranty Supplement, but nevertheless all such reference shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.

[Signature Page Follows]

Dated as of the date first written above.

KS Apollo Holdings Inc.

/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President

KS Apollo LLC

/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President
Key Surgical LLC
Key Surgical LLC

/s/ Michael J. Tokich
Name: Michael J. Tokich
Title: President

 [Signature Page to Guaranty Supplement – 2015 NPA]

ACCEPTED AND AGREED:

STERIS Corporation

By:	/s/ Michael J. Tokich
	Name:	Michael J. Tokich
	Title:	Director

[Signature Page to Guaranty Supplement – 2015 NPA]